Exhibit 99(d)(6)

FIRST AMENDMENT TO THE FORM OF

SUB-INVESTMENTADVISORY AGREEMENT

BETWEEN

CHINA ASSET MANAGEMENT (HONG KONG) LIMITED,

AND

VAN ECK ASSOCIATES CORPORATION

This First Amendment (the “Amendment”) dated as of November ___, 2014 is between CHINA ASSET MANAGEMENT (HONG KONG) LIMITED (the “Sub-Adviser”), and VAN ECK ASSOCIATES CORPORATION (the “Adviser”).

Reference is made to a Sub-Investment Advisory Agreement (the “Agreement”) dated as of June 17, 2014, between the Sub-Adviser and the Adviser.

WHEREAS, the Sub-Adviser and the Adviser desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	Schedule I is hereby deleted and replaced with the Schedule I attached hereto.

2.	Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of the State of New York.

3.	Effective Date. This Second Amendment is effective as of the date first written above.

[signature page follows]

IN WITNESS WHEREOF, he parties hereto execute the above Amendment by affixing their signatures below.

CHINA ASSET MANAGEMENT (HONG KONG) LIMITED

By:

Name:

Title:

VAN ECK ASSOCIATES CORPORATION

By:

Name:

Title: